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                                                                     EXHIBIT 5

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                 April 16, 1999

Board of Directors
Fidelity Financial of Ohio, Inc.
5535 Glenway Avenue
Cincinnati, Ohio 45238

      Re:         Registration Statement on Form S-8
                  158,286 Shares of Common Stock


Ladies and Gentlemen:

      We have acted as special counsel to Fidelity Financial of Ohio, Inc., an Ohio corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to (i) 90,036 shares of common stock, par value $.10 per share ("Common Stock"), to be issued upon exercise of options previously granted by Glenway Financial Corporation ("Glenway") pursuant to its 1990 Stock Option and Incentive Plan (the "Plan"), and converted into options to purchase Common Stock of the Corporation upon the merger of equals of the Corporation and Glenway on March 19, 1999 (the "Merger of Equals") pursuant to an Agreement of Merger, dated as of September 28, 1998, among the Corporation, Fidelity Acquisition Corporation and Glenway (the "Agreement"); and (ii) 68,250 shares of Common Stock to be issued upon exercise of options previously authorized but unissued by Glenway pursuant to its Plan and converted into options to purchase Common Stock of the Corporation upon the Merger of Equals pursuant to the Agreement (collectively, the "Options"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

      In this regard, we have reviewed the Amended and Restated Articles of Incorporation, Code of Regulations and Bylaws of the Corporation, the Plan, the Agreement, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the


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Board of Directors
April 16, 1999
Page 2

Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

      For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the exercise of the Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options; (ii) on the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) the Options are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

      Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the exercise of the Options, upon receipt by the Corporation of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                                By: /s/ Jeffrey D. Haas
                                    ----------------------------------------
                                    Jeffrey D. Haas, a Partner